Exhibit (p)(38)

HS MANAGEMENT PARTNERS, LLC

INVESTMENT ADVISER

CODE OF ETHICS

DECEMBER 23, 2019

(EFFECTIVE AS OF JANUARY 13, 2020)

TABLE OF CONTENTS

Statement of General Policy – Standard of Business Conduct	3
I. Employees	3
II. Supervised Persons and Access Persons	3
Compliance Procedures	4
I. Personal Securities Accounts, Holdings, and Transactions	4
a. Beneficial Ownership	4
b. Securities	4
c. Reportable Securities	4
d. Initial/Annual and Quarterly Securities Accounts, and Reportable Securities Holdings and Transaction Reports	5
i. Initial and Annual Securities Accounts Reports	5
ii. Initial and Annual Holdings Reports – Reportable Securities	5
iii. Quarterly New Securities Accounts Reports	5
iv. Quarterly Reportable Securities Transactions Reports	5
e. Trade Prohibitions, Preclearance, Holdings Period, and Blackout Period	5
i. Reportable Securities Held or to be Acquired by a Client	5
ii. Trading in Reportable Securities Issued by Companies on our Focus List	6
iii. Trading in Any Other Reportable Securities	6
iv. Other Considerations Regarding Trading	6
• Purchase or Sale of a Reportable Security	6
• IPOs and Limited Offerings	6
• Digital Assets – Cryptocurrencies	6
• Restricted List	6
• Preclearance	6
• Holding Period and Short-Term Trading Restriction	7
• Blackout Period	7
f. Accounts Held Away from HSMP Over Which Employees Do Not Have “Direct or Indirect Influence or Control”	7
g. Accounts Held at HSMP	7
h. Preclearance and Review of Personal Securities Accounts, Holdings, and Transactions	7
II. Insider Trading	7
III. Confidentiality of Client Material Nonpublic Information	8
IV. Outside Business Activities	9
a. Serving as Director, Trustee or Officer of Publicly Traded Companies	9
b. Other Outside Business Activities	9
V. Gifts (Including Charitable Contributions or Donations) and Entertainment	9
a. Prohibitions	10
b. Reporting	10
c. Pre-Approval	10
VI. Political Contributions	10
a. Covered Associate	11
b. Contribution	11
c. Government Entity	11
d. Official	11
e. Solicit or Soliciting	11
VII. HSMP Review and Enforcement of our Code	12
VIII. Violations and Sanctions	12
IX. Training and Education	12
X. ADV Disclosure	12
XI. Records	12

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STATEMENT OF GENERAL POLICY – STANDARD OF BUSINESS CONDUCT
This Code of Ethics (“Code”) is adopted by HS Management Partners, LLC (“HSMP,” “Firm,” “we,” “us,” and “our”) pursuant to Section 204A of the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 204A-1 thereunder, and Section 17(j) of the Investment Company Act of 1940 (“1940 Act”) and Rule 17j-1 thereunder.
This Code establishes rules of conduct for all employees of HSMP. It is based upon the principle that HSMP, as an investment adviser, owes a fiduciary duty to its clients and endeavors to protect said fiduciary relationship of trust and confidence. In this regard, HSMP requires its employees to place our clients’ interests first and to maintain an ethical conduct as to avoid (1) serving HSMP’s or HSMP employees’ interests ahead of clients, (2) taking inappropriate advantage of their position with HSMP, and (3) abusing HSMP’s fiduciary status with respect to its clients. In addition, HSMP prohibits favoring a client over another in a way that would constitute a breach of HSMP’s fiduciary duty.
This Code is designed to comply with Federal Securities Laws1 as applicable to HSMP’s investment advisory business. It contains what we deem to be reasonably designed provisions dealing with certain personal securities accounts, holdings, and transactions
(e.g., prohibitions, preclearance, holding period, blackout period); insider trading; confidentiality of client material nonpublic information; outside business activities; gifts (including charitable contributions or donations) and entertainment; political contributions; HSMP review and enforcement of our Code; violations and sanctions; training and education; ADV disclosure; books and records; and employee certifications under this Code.
Employees are required to comply with this Code as applicable. Non-compliance with this Code can result in dismissal as an employee of HSMP and/or subject HSMP or employees to regulatory, civil, and/or criminal sanctions.
Employees must consult with our Chief Compliance Officer (“CCO”) in case of any doubt as to the meaning or application of any provision in this Code.
For purposes of this Code:
“Employees” are all employees of HSMP regardless of function and include HSMP’s four members/partners.
HSMP considers all its employees to be “Supervised Persons” and “Access Persons” (our CCO will maintain our Supervised Persons and Access Persons List).2 However, our CCO may determine appropriate to remove an employee’s access-person status and waive, as to that employee, certain reporting requirements or other provisions of this Code in extraordinary circumstances (e.g., an employee is on leave and have no access to clients’ holdings, HSMP’s investment recommendations, and other nonpublic sensitive information). When removing an employee’s access-person status, our CCO will document the basis for the determination, amend our Access Persons List accordingly, and communicate to the employee which provisions of this Code are waived and which remain applicable.
1 “Federal Securities Laws” means the Advisers Act, the 1940 Act, the Securities Act of 1933 (“Securities Act”), the Securities Exchange Act of 1934 (“Exchange Act”), the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under any of these statutes, as well as the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under said statute by the SEC or the U.S. Department of the Treasury.
2 Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act distinguishes between “supervised persons” and “access persons” generally based on functions and the type of client information to which they have access.

COMPLIANCE PROCEDURES
HSMP has adopted the following practices to implement the purpose of this Code. Even when a practice is not specifically addressed here, employees shall not engage in conduct that goes against the principle of placing our clients’ interests first in accordance with
HSMP’s fiduciary duty to its clients (see Statement of General Policy – Standard of Business Conduct above).
Anywhere this Code requires written pre-approval or pre-authorization or preclearance from our CCO, employees can submit their request either using the corresponding form or including the required information in an email for our CCO’s consideration.
Our CCO can grant exceptions to this Code at his discretion if clients are not disadvantaged. Our CCO will keep a log of said exceptions.
Personal Securities Accounts, Holdings, and Transactions
The principle of placing our clients’ interests first in accordance with HSMP’s fiduciary duty to its clients and refraining from engaging in manipulative market practices extends beyond employees’ duties while dealing with clients and applies also to employees’ personal “Reportable Securities” holdings and trading, and the “Securities” accounts, over which they have “Beneficial Ownership.” In this regard, employees are subject to certain prohibitions, restrictions, and reporting requirements.
Employees have a “Beneficial Ownership”3 in a security or account if they directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect “pecuniary interest” in the securities. A pecuniary interest means the opportunity to, directly or indirectly, profit from, or share in, any profit derived from the relevant security or account, or from a transaction in the relevant security or account. For example (and these examples are neither conclusive nor exhaustive), employees would generally be deemed to have Beneficial Ownership of securities or accounts when:
The securities or accounts are held directly or indirectly by (1) employees, (2) their “immediate family” members sharing the same household with the employees (immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships), and (3) those to whom employees provide material financial support.
Employees act as trustees, executors or custodians of the securities or accounts.
Employees exercise control or have any investment discretion over the securities or accounts.
A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.
Employees’ right to dividends that are separated or separable from the underlying securities.
The term “Securities”4 is very broadly defined by the SEC and includes (these examples are not exhaustive): (1) any investment instrument or other similar interest representing an ownership stake in a company (e.g., stocks, depository receipts, and limited partnership interests); (2) debt instruments (e.g., bonds, debentures, and notes); (3) the right to receive or sell any such instruments or other interests (e.g., futures, options, warrants, certificates of participation, commodities, swaps, and derivatives); (4) certain kinds of limited partnerships; (5) foreign unit investment trusts and foreign mutual funds; (6) private investment funds, hedge funds, and certain types of investment clubs; (7) holdings in offshore funds; (8) closed-end mutual funds and unit investment trusts; (9) shares of exchange-traded funds (ETFs) and exchange-traded notes (ETNs); and (10) shares of open-end mutual funds managed by HSMP as an adviser or sub-adviser (consult with our CCO for a list of the funds advised or sub-advised by HSMP). Moreover, it may include the offer, sale, or distribution of a digital asset (an asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins,” and “tokens”). These examples are neither conclusive nor exhaustive.
The term “Reportable Securities”5 are all Securities (as defined above), except (1) direct obligations of the U.S. Government (e.g., treasury securities); (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end mutual funds than are not managed by HSMP as an investment adviser or sub-adviser (consult with our CCO for a list of the funds advised or sub-advised by HSMP); (5) shares issued by unit investment trusts (UIT) that are invested exclusively in one or more open-end funds that are not managed by HSMP as an investment adviser or sub-adviser; and (5) interests in 529 college savings plans.
3 The term “Beneficial Ownership” shall be interpreted in the same manner as it would be under Section 16 of the Exchange Act and Rule16a-1(a)(2) thereunder.
4 The term “Security” shall be interpreted as defined in Section 202(a)(18) of the Advisers Act or Section 2(a)(36) of the 1940 Act.
5 We use the term “Reportable Securities” (Section 204A of the Advisers Act and Rule 204A-1 thereunder) as interchangeable with the term “Covered Securities” (Section 17(j) of the 1940 Act and Rule 17j-1 thereunder).

Initial/Annual and Quarterly Securities Accounts, and Reportable Securities Holdings and Transaction Reports. Employees are required to submit the following reports (even if there is nothing to report, employees must still submit the reports clearly indicating so):
Initial and Annual Securities Accounts Reports. These reports apply to accounts, over which employees have Beneficial Ownership, that hold or are capable of holding Securities. The initial reports must be submitted to our CCO within 10 days of hiring, and the annual reports by February 14th of each year. The information in the reports must be current as of a date no more than 45 days immediately preceding the hiring date in the case of the initial holdings reports, or immediately preceding the date the report is submitted in the case of the annual holdings report.
Initial and Annual Holdings Reports – Reportable Securities. These reports apply to Reportable Securities, over which employees have Beneficial Ownership, and are required even if the CCO has received trade confirmations or account statements within 30 days after the close of the corresponding quarter. The initial reports must be submitted to our CCO within 10 days of hiring, and the annual reports by February 14th of each year. The information in the reports must be current as of a date no more than 45 days immediately preceding the hiring date in the case of the initial holdings reports, or immediately preceding the date the report is submitted in the case of the annual holdings report.
Quarterly New Securities Accounts Reports. These reports apply to accounts opened during the reporting quarter, over which employees have Beneficial Ownership, that hold or are capable of holding Securities. These reports must be submitted to our CCO within 30 days of the end of the reporting quarter.
Quarterly Reportable Securities Transactions Reports. These reports apply to transactions in Reportable Securities over which employees had, or as a result of the transaction acquired, Beneficial Ownership, and must be submitted to our CCO within 30 days of the end of the reporting quarter. These reports are not required with respect to:
Duplicate information in account statements that our CCO has received no later than 30 days after the close of the reporting quarter (duplicate trade confirmations alone are not enough to meet this reporting exception). To the extent possible, we encourage our employees to ask their custodians to provide our CCO with duplicate account statements; otherwise, they need to attach the statements to their report (if the statements are available) or complete the report in full for each trade. If all the information required in the reports is not contained in the statements, said missing information must be included in the reports.
Transactions effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases or withdrawals are made automatically in/from investment accounts based on a predetermined schedule of allocation, such as a dividend reinvestment plan). However, any transaction that overrides the preset schedule or allocation of the automatic investment plan must be included in the reports.
Trade Prohibitions, Preclearance, Holdings Period, and Blackout Period. HSMP invests only in equity securities (common stocks, ORDs, and ADRs) of publicly traded companies, and does not participate in Initial Public Offerings (“IPOs”) or limited offerings. Our Focus List contains the universe of companies HSMP may consider for inclusion in our client portfolios (a company must initially be placed on our Focus List for HSMP to consider it for investment in client portfolios, though inclusion on our Focus List does not necessarily mean eventual inclusion in client portfolios). Therefore, we believe our Focus List to be an appropriate vehicle to center our controls over employees’ personal trading. Employees must ask our CCO for the then-current version of our Focus List prior to engaging in any personal trading as appropriate.
Employees are also prohibited, in connection with the purchase or sale, directly or indirectly, of a Reportable Security “held or to be acquired by a client,”6 from (1) defrauding such client in any manner; (2) misleading such client, including by making a statement that omits material facts necessary in order to make the statement, in light of the circumstances under which they were made, not misleading; (3) engaging in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client; (4) engaging in any manipulative practice with respect to such client; and (5) engaging in any manipulative practice with respect to securities, including price manipulation. In carrying out personal trading, employees shall put clients’ interests ahead of their own in accordance with HSMP’s fiduciary duty to its clients.
6 For purposes of this section, a Reportable Security “held or to be acquired by a client” means (1) any Reportable Security which, within the most recent 15 days, is or has been held by clients under our management or is being or has been considered by HSMP for purchase by clients in terms of inclusion on our Focus List; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security described in (1).

Trading in Reportable Securities Issued by Companies on our Focus List.
Either the purchasing or the short-selling of Reportable Securities issued by companies on our Focus List is prohibited.
Either the selling or the purchasing to cover a short position of Reportable Securities issued by companies on our Focus List is allowed subject to preclearance by our CCO, a 60-days holding period (LIFO basis), and a 7-days blackout period.
Either the purchasing or the selling of debt securities issued by companies on our Focus List is allowed subject to preclearance by our CCO, a 60-days holding period (LIFO basis), and a 7-days blackout period.
Trading in Any Other Reportable Securities.
Either the purchasing or the selling of debt securities issued by companies not on our Focus List is allowed without being subject to preclearance by our CCO. However, a 60-days holding period (LIFO basis) and a 7-days blackout period apply.
Any other transactions in Reportable Securities are allowed subject to preclearance by our CCO, a 60-days holding period (LIFO basis), and a 7-days blackout period.
Other Considerations Regarding Trading
Purchase or Sale of a Reportable Security. In interpreting the prohibitions and requirements stated above, employees must note that the purchase or sell of a Reportable Security includes, among other things, the writing of an option to purchase or sell a Reportable Security, or the right to otherwise receive or sell (via futures, options, warrants, certificates of participation, commodities, swaps, derivatives, etc.) any investment instrument or other similar interest representing an ownership stake in a company (e.g., stocks, depository receipts, and limited partnership interests) or any debt instruments (e.g., bonds, debentures, and notes).
IPOs and Limited Offerings. Employees are always required to obtain preclearance from our CCO to participate in IPOs or in limited offerings.7 Reportable Securities obtained in these transactions are subject to a 60-days holding period (LIFO basis) and a 7-days blackout period.
Digital assets – Cryptocurrencies. The offer, sale, or distribution of a digital asset (an asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins,” and “tokens”) may fall under the definition of Reportable Securities. Employees are always required to obtain preclearance from our CCO to purchase or sell digital assets, including participation in initial coin offerings (“ICOs”) or similar digital offerings. If deemed to be Reportable Securities, digital assets and associated transactions may be subject to a 60-days holding period (LIFO basis) and a 7-days blackout period.
Restricted List (refer to the Insider Trading section of this Code). No personal or client trading is permitted for a company and/or security on our Restricted List, except as pre-authorized in writing by our CCO. Our CCO will inform the investment team of changes to our Restricted List. Employees not members of our investment team must ask our CCO for the then-current version of our Restricted List prior to engaging in any personal trading.
Preclearance. Employees must address preclearance requests to our CCO in writing; however, our CCO can allow verbal preclearance requests and grant verbal approval at our CCO’s discretion (written confirmation of the request and approval must follow at some reasonable point thereafter). Post-approval is not permitted. Approval is valid only until the close of business on the trading day it was granted, except for IPOs and Limited Offerings where preclearance authorization is valid for 7 days. In any event, our CCO retains the right to rescind the approval prior to the execution of any transaction. Employees are permitted to execute trades electronically over the Internet; however, trades entered online must be executed prior to the close of business (4 pm ET) on the date the approval was granted (trades executed after 4 pm will require new preclearance). Employees wishing to increase the size of the order after receiving approval must submit another preclearance request for the additional quantity prior to the execution of the trade in the higher quantity (this is not required for trades executed for lesser amounts). Approval does not wave or absolve employees from their obligations to comply with this Code.
7 An “IPO” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act. A “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506 under Regulation D of the Securities Act.

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Holding Period and Short-Term Trading Restriction. Employees cannot directly or indirectly sell or otherwise dispose of any Reportable Security within 60 days (calculated on a Last In, First Out—LIFO—basis) of acquiring Beneficial Ownership of that Reportable Security. Within this holding period, employees shall not profit (this prohibition does not apply to transactions resulting in a loss) from the purchase/sale, or the sale/purchase, of the same or equivalent Reportable Securities. If our CCO provides an exemption to, or if an employee violates, the holding period, any short-term profits are subject to disgorgement to a charity selected by our CCO (employees are responsible for any short-term loss).

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Blackout Period. Employees cannot directly or indirectly purchase or sell any Reportable Security over which they had or by reason of such transaction acquire Beneficial Ownership within 7 days before or after the time that the same or equivalent Security is being purchased or sold by HSMP for a client. Profits on personal transactions that fall within the blackout period are subject to disgorgement to a charity selected by our CCO (employees are responsible for any loss).

Accounts Held Away from HSMP Over Which Employees Do Not Have “Direct or Indirect Influence or Control.” Whether an employee exercises “direct or indirect influence or control” over an account depends on the facts and circumstances, and employees must consult with our CCO prior to making this determination. Simply providing another person (e.g., trustee and investment manager) with discretionary investment management authority over an account is not by itself sufficient for this qualification to be assigned to the account, and other factors more indicative of the actual “exercise of direct or indirect influence or control” by employees will be considered (e.g., whether employees directed or suggested purchases or sales of investments to the trustee or discretionary manager, or consulted with the trustee or manager as to the particular allocation of investments to be made in the account during the reporting period). The following rules apply to accounts over which employees do not have “direct or indirect influence or control” that are held away from HSMP:

•	They are exempted from the holdings and transactions reports, the trade preclearance requirement, the holding period and short-term trading restriction, and the blackout period in this Code.
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However, employees must disclose these accounts in their initial, quarterly, and annual reports for Securities accounts, and our CCO will spot check these accounts by asking employees to submit monthly, quarterly, or annual holdings account statements at our CCO’s discretion. In addition, employees and their investment advisers must provide annual certification to our CCO as to the lack of “exercise of direct or indirect influence or control” for each such account.

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Furthermore, employees will need preclearance to participate in IPOs or Limited Offerings in these accounts and the Reportable Securities obtained in said transactions will be subject to the 60-days holding period (LIFO basis) and the 7-days blackout period. Subsequent to granting such preclearance requests, our CCO, at his discretion, may ask for account statements for the corresponding period in which said transactions took place.

Accounts Held at HSMP. When employees and their family members have accounts managed by HSMP, our Chief Investment Officer has “direct influence or control,” and members of our investment team may be deemed to have “direct or indirect influence or control,” over the accounts. However, these accounts are monitored as part of our compliance program, and our Policies & Procedures Manual contains several provisions addressing conflicts of interests associated with managing said accounts, under our sole investment strategy, alongside our other clients’ accounts. Therefore, accounts managed by HSMP for our employees and their family members are exempted from the holdings and transactions reports, the trade preclearance requirement, the holding period and short-term trading restriction, and the blackout period, among other trading restrictions or prohibitions in this Code. Employees, however, still need to disclose these accounts in their initial and quarterly reports for Securities accounts.
Preclearance and Review of Personal Securities Accounts, Holdings, and Transactions. Our CCO, or a person designated by our CCO, will review employees’ personal Securities accounts, holdings, and transactions reports, and employees’ preclearance requests for approval. Our CCO’s own personal Securities accounts, holdings, and transactions reports will be reviewed by our compliance consultant who will report findings to our General Counsel or our President. Our CCO’s preclearance requests will be reviewed for approval by our General Counsel or our President.
Insider Trading
Illegal insider trading is generally buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of Material Nonpublic Information (“MNPI”) about the security or the issuer of the security. Insider trading violations may also include “tipping” such information (communicating MNPI to others who trade on the basis of such MNPI), securities trading by the person “tipped,” and securities trading by those who misappropriate such information. It has generally been interpreted to prohibit (1) trading by an insider while in possession of MNPI; (2) trading by a non-insider while in possession of MNPI, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; and (3) communicating MNPI to others in breach of a fiduciary duty.

Insider trading by HSMP and its employees may violate federal securities laws regardless of whether the trading disadvantages or advantages clients, and regardless of the type of benefit received if any (the benefit may not be limited to a present or future monetary gain, and it may include reputational benefit or an expectation of a quid-pro-quo from the recipient by a gift of the information). Illegal insider trading can subject HSMP and employees to civil and criminal liability, including civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times of profits made or losses avoided, criminal fines and jail sentences. Even regulatory inquiries in this area can bring considerable reputational damage.
In determining whether they are in possession of MNPI, employees should consider the following (the determination of whether insider trading laws are at issue is highly fact specific and full of legal nuances; therefore, employees must ask our CCO in case of any doubt as to whether they are in possession of MNPI).

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Information is “material” where there is a substantial likelihood that a reasonable investor would consider it significant in making his/her investment decisions. It generally includes information the disclosure of which would have a significant effect on the price of a company’s securities. For example, information related to a company could be considered MNPI, such as a company’s earnings results, tender offers or stock repurchase plans, dividend or earnings estimate changes or announcements, important financial issues (e.g., addition to reserves for bad debts, contingent liabilities, write-downs or write-offs of assets, debt service or liquidity problems, and bankruptcy or insolvency), recapitalizations, expansion or curtailment of company major division operations, significant mergers or joint ventures or acquisitions, major litigation or government investigations and indictments, major labor disputes, and extraordinary management developments. In addition, information relating to the market for a company’s securities could also be considered MNPI (e.g., MNPI related to a company’s competitors or the industry in which the company operates). Furthermore, information regarding upcoming publications in the press and upcoming research analyst recommendations prior to dissemination could also be deemed MNPI.

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Information is “public” when it has been broadly disseminated to investors in the marketplace through commonly recognized channels for dissemination of such information (e.g., after it is available to the general public via an SEC or other agency filing, via the Dow Jones tape, and The Wall Street Journal or other publication of general circulation), provided that a reasonable period of time has passed for the information to be received and digested by the public.

Anyone can be exposed to MNPI, but employees in HSMP’s investment team must be particularly mindful as they proceed in their investment research efforts (e.g., during calls or meetings with company management or investor relations, and during conversations with analyst).
Employees who reasonably believe that they are in possession of MNPI (even unintentionally) about an issuer or security shall (1) bring it to the attention of our CCO immediately, (2) refrain from communicating it to any other person inside or outside HSMP, and (3) refrain from trading personally or on behalf of others (including HSMP’s clients). The CCO will determine whether we will treat the information as MNPI, and if so, our CCO will place the company and/or security in question on our Restricted List for the amount of time determined by our CCO. No personal or client trading is permitted for a company and/or security on our Restricted List, except as pre-authorized in writing by our CCO. Our CCO will inform the investment team of changes to our Restricted List. Employees not members of our investment team must ask our CCO for the then-current version of our Restricted List prior to engaging in any personal trading.
Employees must be aware that the SEC staff believes that an adviser’s securities recommendations and client securities holdings and transactions could constitute MNPI (e.g., disclosing to third parties upcoming trading for clients could impact the price of the securities being traded).
Confidentiality of Client Material Nonpublic Information
In the course of its investment advisory activities, HSMP gains access to certain information about its clients. For purposes of this Code, “Client Material Nonpublic Information” is defined as the nonpublic (1) status as an HSMP’s client (current or former); (2) specific client securities holdings and weightings in a client account under our management; (3) specific transactions we enter into for a client account under our management; and (4) specific client securities and weightings we recommend for our model portfolio clients (we do not make final investment decisions nor trade the accounts). Excluded from the definition is/are (1) information which is or becomes generally available to the public other than as a result of HSMP’s or its employees’ violation of fiduciary obligations; and (2) the stocks and weightings in which we invest for our clients in general (e.g., in terms of our composite or representative account, or in terms of the general implementation of our investment strategy to clients, without identifying what a specific client holds and in which percentage weight against the provisions in this Code).

Client Material Nonpublic Information is confidential, and employees are prohibited, either during or after the termination of employment with HSMP, from disclosing it except as follows:

•	When it has been approved by the client.
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As necessary to provide our investment advisory services and subject to confidentiality (e.g., to broker-dealers, custodians, performance reviewers, back office vendors, trade order management vendors, client relationship management vendors, books and records vendors, marketing vendors, commission tracking vendors, accounting systems vendors, billing vendors, analytic services vendors, corporate actions vendors, proxy vendors, information technology vendors, and software enhancement vendors).

•	As necessary for the management of the Firm and subject to confidentiality (e.g., to accountants, attorneys, and compliance and other consultants).
•	As required by regulatory authorities and the courts with jurisdiction over HSMP, or as otherwise required by applicable law.

HSMP has adopted the following practices to protect the confidentiality of Client Material Nonpublic Information:

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Employees are prohibited from making unauthorized copies of any documents or files containing Client Material Nonpublic Information, and immediately upon termination of employment with HSMP, must return any documents or files (and any copy of them) to HSMP.

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As a small firm, all our employees need access to Client Material Nonpublic Information to a certain extent in order to perform their duties. Our CCO will maintain a log of the level of access employees have to the Firm’s network, and employees are prohibited from circumventing their access level.

•	Employees should not keep Client Material Nonpublic Information visibly exposed on their desks at the end of each business day.
•	Our CCO will maintain a list of the vendors with whom we share Client Material Nonpublic Information.

In addition to the above, employees must comply with (1) the Nonpublic Personal Information as defined in Regulation S-P—Privacy of Consumer Financial Information and Safeguarding Personal Information section of our Policies & Procedures Manual; and (2) the confidentiality agreement(s) they have executed with HSMP in connection with client and Firm data. Violations of confidentiality provisions in said documents, including procedures to protect confidentiality, may also constitute a violation of this Code if relating to Client Material Nonpublic Information.
Outside Business Activities
Outside business activities may give raise to a conflict of interests in that it may interfere with employees’ duties to HSMP or our clients and may expose HSMP to insider trading issues.
Serving as Director, Trustee or Officer of Publicly Traded Companies. Employees shall obtain written authorization from our CCO prior to accepting a position on the Board of Directors of any public company. Newly hired employees who are on the Board of Directors of any public company will be asked to recuse themselves from their position if the CCO believes that their membership represents a conflict of interests. At the CCO’s discretion, the company in question can be placed on the Firm’s Restricted List for as long as the CCO believes it appropriate.
Other Outside Business Activities. Employees must report to our CCO prior to engaging in an outside business activity as this may interfere with their duties with HSMP. Our CCO will determine at his discretion whether further action is required. Outside business activities include, but are not limited to:

•	Employment with another entity.
•	Consulting engagements.
•	Public / charitable positions.
•	Investment club memberships.
•	Fiduciary appointments other than with respect to family members.
•	Serving as a director, trustee, or officer of private companies.

Gifts (Including Charitable Contributions or Donations) and Entertainment
Giving, receiving or soliciting gifts and entertainment (“G/E”) to or from any person or entity doing business with HSMP may create an appearance of impropriety or raise a potential conflict of interest (for purposes of this section, gifts include charitable donations to any person or entity doing business with HSMP—including clients).

Prohibitions. Employees should be mindful of the frequency of G/E as it may be perceived as excessive, and employees are prohibited from providing, accepting or soliciting the following either personally or on behalf of HSMP:

•	G/E that they reasonably believe, or that others might reasonably believe, are intended to influence business decisions involving employees, recipients, and HSMP.
•	G/E that may reasonably appear lavish.
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Any gift of cash or cash equivalent (e.g., American Express gift cheques and lottery tickets) regardless of the amount. However, (1) charitable donations to or through any person or entity doing business with HSMP—including clients—may be given subject to prior CCO approval, and (2) gift certificates to retail stores and restaurants that cannot be exchanged for cash may be given or accepted subject to prior CCO approval.

Reporting. Employees must report all G/E in excess of $100 per item or annually per person/business, given or received either personally or on behalf of HSMP, promptly to our CCO, except as follows (our CCO will keep a log of reported G/E):

•

Ordinary and usual business entertainment (e.g., occasional meals, sporting events, theater productions, and comparable entertainment) if the entertainment is neither so frequent nor so extensive as to raise any questions of impropriety, and if during such entertainment, our employee is accompanied by the person or representative of the entity that does business with HSMP.

•	Promotional items containing a company logo (e.g., pens, key chains, note pads, mugs, desk items, umbrellas, and bags).
•	Nominal gifts given for a special occasion (e.g., birthdays, bereavements, retirements, anniversaries, and holidays).
•	Gifts received by HSMP to be shared by our employees (e.g., food baskets, boxes of brownies or candies, and cakes).

Pre-Approval. Employees should obtain our CCO’s pre-approval as follows (there may be few circumstances when employees cannot obtain pre-approval for the receipt of a G/E; in these cases, employees must notify our CCO as soon as possible after receiving the G/E to check if reimbursement/return is appropriate):

•

$250 de minimis amount. G/E that employees give or receive either personally or on behalf of HSMP in excess of $250 per item or annually per person/business (this category includes gift certificates to retail stores and restaurants that cannot be exchanged for cash).

•

Charitable donations. Charitable donations that employees give either personally or on behalf of HSMP to or through any person or entity doing business with HSMP—including clients—regardless of the amount.

•

Investment company clients. G/E that employees give or receive, either personally or on behalf of HSMP, to or from any affiliated broker-dealer of a mutual fund advised by HSMP requires pre-approval from our CCO regardless of the amount (consult with our CCO for a list of the funds advised or sub-advised by HSMP). The SEC staff believes that the receipt of G/E by employees of an investment adviser to a mutual fund may violate Section 17(e)(1) of the 1940 Act if the G/E is in exchange for the purchase or sale of property to or for the mutual fund client.

•

ERISA, Taft Hartley, and public plan clients and prospects. G/E that employees give or receive either personally or on behalf of HSMP to or from these types of clients or prospects regardless of the amount. ERISA, Taft Hartley (union-affiliated pension plans), and state or municipal pension funds clients may be subject to certain requirements directly or indirectly governing the giving and receiving of G/E by persons dealing with ERISA plans, Taft Hartley labor unions, state or municipal funds, and any of their representatives or officials. In some instances, they are severely restricted either by law or their own policies from giving or receiving anything of value (including coffee, meals, and drinks). Therefore, employees may want to consult with the prospect or client prior to providing or receiving any G/E. Our CCO will keep a log of G/E for Taft Hartley plans and determine if HSMP needs to file DOL Form LM-10 within 90 days of HSMP’s fiscal year end.

•

Foreign and Domestic Government Clients and Prospects. G/E that employees give or receive either personally or on behalf of HSMP to or from a foreign or domestic (federal, state, or local) government officials. G/E to or from certain foreign or U.S. government officials may be severally restricted by law and could be considered bribery under certain circumstances.

Political Contributions
The SEC Pay-to-Play Rule generally prohibits:

•

2-Year Time-Out After a Political Contribution. HSMP from charging advisory fees to a “Government Entity” for a 2-year time-out period after HSMP or any of its “Covered Associates” make(s) a political “Contribution” to a public “Official” of said Government Entity, or candidate for such office, who is or will be in a position to influence the award of advisory business.

•

Payments to Third-Party Solicitors. HSMP from providing or agreeing to provide, directly or indirectly, payment to any person (other than HSMP’s own employees) for “Soliciting” government advisory business on behalf of HSMP, unless that person is registered with the SEC and subject to some form of pay-to-play restrictions.

•	Ban on Soliciting or Bundling Contributions. HSMP or its Covered Associates to solicit or coordinate any person or PAC to make (1) Contributions to an Official of a Government Entity to which HSMP is providing or seeking to provide investment advisory services, or (2) payment to a political party of a state or locality where HSMP is providing or seeking to provide investment advisory services to a Government Entity.
•	Catch-All Provision. HSMP or its Covered Associates from doing anything indirectly which, if done directly, would result in a violation of the Pay-to-Play Rule.

For purposes of the Pay-to-Play Rule, the following definitions apply:

•

“Covered Associate” means with regards to HSMP (1) any general partner, managing member or “executive officer,” or other individual with a similar status or function; (2) any employee who Solicits a Government Entity for HSMP and person who supervises, directly or indirectly, such employee; and (3) any political action committee (“PAC”) controlled by HSMP or by any of our Covered Associates. An “executive officer” means HSMP’s president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of HSMP who performs a policy-making function, or any other person who performs similar policy-making functions for HSMP.

•

“Contribution” means any gift, subscription, loan, advance, or deposit of money, or anything of value made for (1) the purpose of influencing any election for federal, state, or local office; (2) payment of debt incurred in connection with any such election; or (3) transition or inaugural expenses of the successful candidate for state or local office.

•

“Government Entity” includes any state or political subdivision of a state, its agencies and instrumentalities, any pool of assets sponsored or established by any of the foregoing (including a defined benefit plan and a state general fund), and any participant-directed investment program, or plan sponsored or established by any of the foregoing, such as a Section 403(b), 457 or 529 plan.

•

“Official” means any person (including any election committee of the person) who was, at the time of a Contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity, if the office (1) is directly or indirectly responsible for, or can influence the outcome of, the hiring of HSMP by a Government Entity, or (2) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of HSMP by a Government Entity.

•	“Solicit” or “Soliciting” generally includes any communication made under circumstances reasonably calculated to obtain or retain an advisory client.

Pursuant to the Pay-to-Play Rule:

•

Political Contributions made by current Covered Associates and newly Covered Associates are attributed to HSMP. This means that when an employee becomes a Covered Associate, or when HSMP hires a new employee that falls within the definition of a Covered Associate, HSMP must look back in time to that Covered Associate’s political Contributions to determine whether the 2-year time-out period applies to HSMP. If the Contribution was made less than 2 years (or 6 months if the Covered Associate does not solicit clients) from the time the person becomes a Covered Associate who solicits clients, HSMP would be prohibited from charging advisory fees to the corresponding Government Entity from the Covered Associate’s hiring or promotion date until the 2-year time-out period has expired.

•

The 2-year time-out period begins to run once the triggering Contribution is made (not when the Contribution is discovered by our CCO or SEC examiner) regardless of whether HSMP is aware of it. Once the 2-year time-out period is triggered, it continues to run even if the Covered Associate making the political Contribution leaves HSMP.

•

Individual Covered Associates (not HSMP itself) can make, without triggering the 2-year time-out period: (1) aggregate Contributions of up to $350 per election (with primary and general elections counting separately) to an elected Official or candidate for whom the Covered Associate is entitled to vote at the time of the Contribution; and (2) aggregate Contributions of up to $150 per election (with primary and general elections counting separately) to an elected Official or candidate for whom the Covered Associate is not entitled to vote at the time of the Contribution. A Covered Associate is entitled to vote if his/her principal residence is in the locality in which the Official seeks election.

Considering the restrictions and requirements in the Pay-to-Play Rule, the following practices apply to all our employees regardless of Covered Associate status:

•	Employees can make political Contributions to elected Officials, candidates and others consistent with this policy and regulatory requirements.
•	Political Contributions with the intention of improperly influencing the award of advisory contracts to HSMP by public Officials or Government Entities are prohibited.
•

Newly hired employees must disclose to our CCO all political Contributions they made to a public Official of a Government Entity or candidate for such office, or a PAC or political party, within the 2-year period immediately preceding the hiring date at HSMP.

•

Employees must obtain written pre-approval from our CCO before making a political Contribution, either personally or on behalf of HSMP, to a public Official of a Government Entity or candidate for such office, or a PAC or political party, regardless of the amount of the Contribution. Employees should also obtain written pre-approval from our CCO prior to sponsoring a meeting or conference which features an Official as an attendee or guest speaker and which involves fundraising for the Official, as said activity may be prohibited.

•	HSMP’s (rather than its employees) political Contributions must be pre-approved by our CCO, regardless of the amount or recipient of the Contribution.

It should be noted that while the requirements above apply to all our employees, HSMP is not expanding the definition of Covered Associate to include all employees. Our CCO will determine who is deemed to be a Covered Associate for purposes of the actual application of the Pay-to-Play Rule (e.g., whether the 2-year time-out period applies).
Our CCO will maintain a log of political Contributions and of Covered Associate status.
HSMP Review and Enforcement of our Code
Our CCO has primary responsibility for enforcing this Code. Our CCO’s review focuses on employees’ obligations under this Code, such as (1) personal Securities accounts, and Reportable Securities holdings and transactions requirements (preclearance, holding period, and blackout period) and reporting (initial, quarterly, and annually); (2) gifts (including charitable contributions or donations) and entertainment pre-approval and reporting; (3) insider trading and confidentiality of client holdings and transactions; (4) outside business activities pre-approval and reporting; (5) political Contributions pre-approval and reporting; (6) violations of this Code; and (7) submission of certain employee certifications related to this Code (e.g., initial and annual whistleblower certification, Code of Ethics attestations (initial, as amended, and annual), initial and annual compliance questionnaire, and initial and annual disciplinary questionnaire). Our CCO may designate employees or engage consultants to assist him in the review.
It should be noted that while our CCO administers the enforcement of this Code, employees are responsible for complying with its provisions and reporting violations.
Violations and Sanctions
Violations of this Code can carry penalties depending on their nature. Penalties can include canceling trades, disgorging profits, selling positions at a loss, internal reprimands, reporting to government authorities, and termination of employment.
Employees must promptly notify our CCO of violations of this Code—either violations of which they become aware or violations of which they reasonably suspect (both their own violations and that of others). HSMP prohibits retaliation for reporting either existing or reasonably suspected violations. Retaliation by itself will be deemed to be a material violation of this Code.
Our CCO will document and investigate reasonably suspected, reported, or existing Code violations. Our CCO will report to our General Counsel and our President for further action as he deems appropriate. Employees are required to fully cooperate in any investigation of Code violations. Our CCO will keep a log of both reported violations and actual violations of this Code.
Notwithstanding anything to the contrary in this Code, employees are reminded of their whistleblower rights noted in the Whistleblower Employee Certification to which they attest upon employment and annually thereafter.
Training and Education
Our CCO will provide employees with a copy of our Code of Ethics (1) upon hiring, (2) after every amendment, and (3) annually. Employees must certify, in each such instances, that they have read, understand, and agree to comply with our Code. Our CCO will meet with new employees to discuss our Code. Employees must approach our CCO with any question regarding our Code and must coordinate a training session when our CCO deems appropriate.
ADV Disclosure
Form ADV Part 2A (Brochure) requires HSMP to include a description of our Code of Ethics. Our CCO will update this description as part of the annual SEC filing or as materially amended.
Records
Our CCO will retain, or determine the employee(s) that will retain, the following records. Except as noted below, these records should be kept in a readily accessible place for five years from the end of the fiscal year during which the last entry was made on each record (the first two years in HSMP’s office).

•	A list of the names of persons who are currently, or within the preceding five years were, employees of HSMP.
•	A copy of each HSMP’s Code of Ethics that has been in effect any time during the past five years (five years after the last date they were in effect).
•

A record of all written acknowledgements of receipt of our Code of Ethics, and any amendment, for each person who is currently, or within the past five years was, an employee of HSMP (five years after the individual ceases to be an employee of HSMP).

•

A record of any decision and supporting reasons for approving securities transactions (including the acquisition of securities in IPOs and limited offerings) by employees, as applicable under the personal transactions and accounts reporting requirements in our Code of Ethics, for at least five years after the end of the fiscal year in which the approval was granted.

•

A copy of each report, including any information provided in lieu of the report, made by an employee pursuant to our Code of Ethics (including holdings, accounts, and transactions reports made pursuant to our Code of Ethics, including any brokerage confirmation and account statements made in lieu of these reports).

•

A record of any violation of our Code of Ethics and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred along with records of any decision granting employees a waiver or exception to our Code.

•	A record of persons responsible for reviewing employees’ reports submitted under our Code of Ethics during the last five years.
•	A copy of reports provided to our mutual fund clients’ board of directors regarding our Code of Ethics.
•	To the extent not covered by the bullet points above, a copy of the logs, exceptions to our Code, or any other documents as required by our Code.

Code of Ethics
Initial / Amendment / Annual Certification
Initial Certification ______
I have read and reviewed the entire content of our Code of Ethics (dated as of _________________). I met with our CCO to discuss provisions of our Code and have obtained an interpretation of any provision about which I had a question. I will comply with our Code and will promptly notify our CCO of violations of our Code—either violations of which I become aware or violations of which I reasonably suspect (both my own violations and that of others). I understand that I am required to fully cooperate in any investigation of Code violations.
Amendment Certification ______
I have read and reviewed the amended content of our Code of Ethics (dated as of _________________) and have obtained from our CCO an interpretation of any provision about which I had a question. I have and will continue to comply with our Code. I will promptly notify our CCO of violations of our Code—either violations of which I become aware or violations of which I reasonably suspect (both my own violations and that of others). I understand that I am required to fully cooperate in any investigation of Code violations.
Annual Certification ______
I have read and reviewed the amended content of our Code of Ethics (dated as of _________________) and have obtained from our CCO an interpretation of any provision about which I had a question. I have and will continue to comply with our Code. I will promptly notify our CCO of violations of our Code—either violations of which I become aware or violations of which I reasonably suspect (both my own violations and that of others). I understand that I am required to fully cooperate in any investigation of Code violations.
All Certifications
I understand that the content of our Code of Ethics applies to me as an employee of HSMP. I accept responsibility for understanding, seeking guidance regarding, complying with, and reporting violations of, our Code. I understand that violations of our Code can carry penalties depending on their nature. Penalties can include canceling trades, disgorging profits, selling positions at a loss, internal reprimands, reporting to government authorities, and termination of employment.
Signature
Date of submission of the Certification
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Certifications)

Code of Ethics
Initial / Annual / Quarterly Securities Accounts Report
Initial and Annual Securities Accounts Report. For each account over which you have Beneficial Ownership that holds or is capable of holding Securities, provide the information indicated below (use additional sheets if necessary).

•

Initial Securities Accounts Report ______. Information is current as of (a date no more than 45 days prior to becoming an employee of HSMP). You must submit this Report to our CCO within 10 days of becoming an employee of HSMP.

•

Annual Securities Accounts Report ______. Information is current as of (a date no more than 45 days prior to the submission date of this Report). You must submit this Report to our CCO by February 14th of each year.

Quarterly New Securities Accounts Report (For the quarter ended ______________). For each account opened during the reporting quarter, over which you have Beneficial
Ownership, that holds or is capable of holding Securities, provide the information indicated below (use additional sheets if necessary). You must submit this Report to our CCO within 30 days of the reporting quarter end.
Broker / Dealer / Bank
Account Name
Account Number
If there is no information to report, write “none” across the table and date and sign the Report. Consult our Code of Ethics for definitions and additional instructions. Speak to our CCO if you have any questions.
I certify that this Report is accurate and complete.
Signature
Date of submission of the Report
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Reports)

Code of Ethics
Letter to a Broker-Dealer and/or Custodian (For Accounts Holding Reportable Securities)
[DATE]
[NAME OF BROKER/CUSTODIAN ADDRESS
CITY, STATE ZIP]
Re: Account No.
Account Name
Dear [EMPLOYEE’S CUSTODIAN’S OR BROKER’S NAME],
Effective immediately, please send duplicate account statements for the account named above to:
Firm HS Management Partners, LLC Attn: Ronald Staib, Chief Compliance Officer 640 Fifth Avenue; 18th Floor New York, NY 10019
If you have any questions or concerns, please call me at 212-888-0060.
Thank you for your immediate attention to this matter.
Sincerely,
[EMPLOYEE’S SIGNATURE]
[EMPLOYEE’S NAME] cc: Ronald Staib, Chief Compliance Officer

Code of Ethics
Securities Accounts No Influence or Control Initial / Annual Employee Certification
Following is a list of the Securities account(s) held away from HSMP over which I have Beneficial Ownership but no “direct or indirect influence or control”:

Third-Party Fully Discretionary Trustee / Manager

Account Name / Number
Broker / Dealer / Bank

Name, Contact Information, and Relationship to Employee
(independent professional, friend, relative, etc.)

I acknowledge and certify that:
1. I have no “direct or indirect influence or control” over the account(s). I have provided the Third-Party Fully Discretionary Trustee
/ Manager indicated above with full discretionary management authority over the corresponding account(s), and will not direct or suggest purchases or sales of investments, or consult on the particular allocation of investments, in the account(s).
2. If my control over the account(s) or any of the statements in the paragraph above changes in any way, I will immediately notify our CCO in writing. I understand that in this case, the account(s) and/or Reportable Securities in it(them) could become subject to the holdings and transactions reports, the trade preclearance requirements, the holding period and short-term trading restrictions, and the blackout period of our Code of Ethics.
3. I will obtain preclearance for IPOs and Limited Offerings on the account(s) and that I will abide by the requirements related to
IPOs and Limited Offerings in our Code of Ethics.
4. I agree to provide reports of holdings and/or transactions (including, but not limited to, duplicate account statements) made in the account(s) at the request of our CCO.
Furthermore, employees completing this Certification on an annual basis, also acknowledge and certify the following:
1. I did not exercise “direct or indirect influence or control” over the account(s) since the account(s) inception, and since the corresponding account(s) inception, the Third-Party Fully Discretionary Trustee / Manager indicated above had full discretionary management authority over the corresponding account(s) and I did not direct or suggest purchases or sales of investments to the Trustee / Manager, or consult with the Trustee / Manager as to the particular allocation of investments, in the corresponding account(s).
2. Any discussion with the Third-Party Fully Discretionary Trustee / Manager indicated above was limited to the general guidelines for the corresponding account(s) in terms of my investment objectives, risk tolerance, and investment timeline.

Signature
Date of submission of the Certification
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Certifications)

Code of Ethics
Securities Accounts No Influence or Control
Third-Party Fully Discretionary Trustee / Manager Certification
[DATE]
[THIRD-PARTY FULLY DISCRETIONARY TRUSTEE / MANAGER
NAME, ADDRESS & PHONE NUMBER]
Re: [EMPLOYEE’S NAME – ACCOUNT(S) OF REFERENCE]
Dear [THIRD PARTY FULLY DISCRETIONARY TRUSTEE’S / MANAGER’S NAME],
I am an employee of HS Management Partners, LLC (“HSMP”), an SEC-registered investment adviser. Pursuant to HSMP’s Code of
Ethics, I am required to submit to HSMP’s Chief Compliance Officer (“HSMP CCO”) certain periodic reports of the securities transactions and holdings in the above-referenced account(s) (“Account(s)”).
By signing below, you acknowledge and certify that:
1. You have been duly appointed to manage the Account(s) on a fully discretionary basis (complete discretionary power to make investment decisions on my behalf without consulting me) and, therefore, I cannot exercise direct or indirect influence or control over the Account(s) (I have not and will not be able to direct or suggest purchases or sales of investments, or consult on the particular allocation of investments, in the Account(s)). Any discussion with you have been and will be limited to the general guidelines for the Account(s) in terms of my investment objectives, risk tolerance, and investment timeline.
2. I have not shared with you, and you will not seek from me, any information of any kind that may be considered nonpublic material information under applicable securities laws and other insider trading laws, including information to which I have access by virtue of my position at HSMP (e.g., HSMP clients’ holdings and weightings, transactions history, and current or pending trades).
3. You will not consult with, nor seek approval or direction from, me for any trade in the Account(s) either before or after its execution.
4. Notwithstanding anything above, you will consult with me so I can obtain preclearance from HSMP CCO prior to participating in any IPO or Limited Offering in the Account(s).
Kindly send this letter, acknowledged and agreed by you, to HSMP CCO at the address below by [DATE DETERMINED BY OUR CCO].
Thank you for your attention to this matter.
ACKNOWLEDGED AND AGREED BY:
[EMPLOYEE’S SIGNATURE]
[THIRD-PARTY TRUSTEE’S / MANAGER’S SIGNATURE]
Date:
[THIRD PARTY TRUSTEE’S / MANAGER’S TITLE]
Date:
cc:    Ronald R. Staib, Chief Compliance Officer HS Management Partners, LLC
640 Fifth Avenue, 18th Floor New York, NY 10019 212-888-0060

Code of Ethics
Initial / Annual Holdings Report – Reportable Securities
For each Reportable Security in which you have Beneficial Ownership, provide the information indicated below (use additional sheets if necessary). If there is no information to report, write “none” across the table and date and sign the Report. Consult our Code of Ethics for definitions and additional instructions. Speak to our CCO if you have any questions.
Initial Holdings Report ______. Information is current as of ___________________ (a date no more than 45 days prior to becoming an employee of HSMP). You must submit this
Report to our CCO within 10 days of becoming an employee of HSMP.
Annual Holdings Report ______. Information is current as of __________________ (a date no more than 45 days prior to the submission date of this Report). You must submit this Report to our CCO by February 14th of each year.
Reportable Security Title (Name)
Reportable Security Type
Ticker / CUSIP
Number
Principal Amount
Broker / Dealer / Bank (Where the
(Stock, Bond, ETFs, etc.)
of Shares
Reportable Securities are Held)
I certify that this Report is accurate and complete.
Signature
Date of submission of the Report
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Reports)

Code of Ethics
Quarterly Transactions Report – Reportable Securities
For the quarter ended ______________. You must submit this Report to our CCO within 30 days of the reporting quarter end.
For each transaction in Reportable Securities in which you had, or as a result of the transaction acquired, during the reporting period Beneficial Ownership, provide the information indicated below (use additional sheets if necessary). If there is no information to report, write “none” across the table and date and sign the Report. Consult our Code of Ethics for definitions and additional instructions. Speak to our CCO if you have any questions.
Transaction
Reportable Security
Reportable
Ticker /
Number of
Principal
Buy / Sell /
Reportable
Interest
Broker / Dealer /
Date
Title (Name)
Security Type
CUSIP
Shares
Amount
Any other
Security Price
Rate and
Bank (With or
(Stock, Bond,
Type of
(Transaction Maturity Through Which the ETFs, etc.)
Acquisition or
Price)
Date
Transaction was
Disposition
Effected)
I certify that this Report is accurate and complete.
Signature
Date of submission of the Report
Print Name

Code of Ethics Trade Preclearance Form
Transaction type – buy / sell / short / cover short / other (describe):
Reportable Security
• Name:
• Type – common stock / option / debt / other (describe):
• Symbol or identifier:
• Number of shares / contracts / principal amount:
• For options, indicate the expiration date:
• Broker / custodian:
• Account number:
Does the transaction involve an IPO or Limited Offering?
If yes, please provide on a separate sheet of paper detailed information about it (e.g., adviser, underwriter, custodian, type of fund, type of strategy, type of Reportable Security to be acquired, SEC filings if any, etc.).
Has the Reportable Security been on our Focus List within the last 15 days?
Has HSMP purchased or sold the Reportable Security for any client within the last 7 days?
Has the Reportable Security been bought or sold by you or in an account where you had/have Beneficial Ownership within the past 60 days?
By signing below, I certify and acknowledge the following:
1. I have no Material Non-Public Information or other knowledge pertaining to this proposed transaction or Reportable Security that constitutes a violation of HSMP’s policy, confidentiality agreements, or securities laws.
2. To the best of my knowledge, the proposed transaction does not limit any of our clients’ investment opportunities or disadvantage any of our clients in any way.
3. I am not contractually or legally prohibited from executing this transaction.
4. Preclearance approval for this transaction expires at close of business of today’s trading day, except for IPOs and Limited Offerings where preclearance authorization is valid for 7 days. The approval is limited to the size of the order indicated above. Our CCO may rescind the approval prior to the execution of the transaction.
I certify that the information I have provided on this Form is accurate and complete.
Signature
Preclearance Request Date
Print Name
For our CCO (or designated person) use only Approval date and signature:
Comments (if any):

Code of Ethics
Outside Business Activities – Pre-Approval Form
Activity for which approval is requested:
• (Director / Trustee / Officer of a publicly traded company)
• (Employment with another entity / Consulting engagement / Public or charitable position / Investment club membership / Fiduciary appointment other than with respect to family members / Serving as a director, trustee, or officer of a private company) / Describe any other:
Name and address of organization or group:
Organization’s or group’s primary business purpose:
Is the organization a publicly traded company? If yes, list the stock symbol:
Describe your anticipated role with the organization or group and time commitment:
Describe any compensation you will receive:
Describe any known relationships between HSMP and the organization in question, or any conflict(s) of interest you know of or perceive regarding the outside business activity:
List any employees of HSMP who you know to be involved with the organization or group:
If approval is granted, I agree to:
1. Notify our CCO of any change in the above information.
2. Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status.
3. Adhere to the insider trading policies and procedures of HSMP and the organization or group, and not transfer any nonpublic information between HSMP and the organization or group, including any information of any kind that may be considered nonpublic material information under applicable securities laws and other insider trading laws, such as information to which I have access by virtue of my position at HSMP (e.g., HSMP clients’ holdings and weightings, transactions history, and current or pending trades).
4. Avoid involvement in any arrangement between HSMP and the organization, and recuse myself from voting on matters related to a relationship between HSMP and the organization (e.g., vendor selection and broker-dealer selection).
I certify that the information I have provided on this Form is accurate and complete.

Signature
Pre-Approval Request Date
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Form)
For our CCO (or designated person) use only Approval date and signature:
Comments (if any):

Code of Ethics
Pre-Approval and Reporting Form
Gifts (Including Charitable Contributions or Donations) and Entertainment
I am requesting pre-approval    / reporting                for the giving    / receipt    of a gift (including charitable contributions or donations) or entertainment (“G/E”).
Describe the nature of the G/E:
Approximate cost or value (whichever is higher):
If known, describe the reason that the gift or entertainment was given or received:
Third-party giver or recipient (name and nature of the business):
• Client or prospect
• Charitable organization
• Public issuer
• Affiliated broker-dealer of a mutual fund advised by HSMP
• ERISA plan, Taft Hartley plan (union-affiliated pension plan), public plans (state or municipal or local pension funds),
any ERISA fiduciary, representative or official of,
or any person or entity otherwise associated with, any of these plans
• Foreign or domestic (federal, state, or local) government official or employee, or other “instrumentality” of a foreign or domestic (federal, state, or local) government
Describe the relationship between the third party and yourself and/or HSMP:
Is this G/E given or received on behalf of the employee personally or on behalf of HSMP?
I certify that the information I have provided on this Form is accurate and complete, and that the G/E for which I am requesting pre-approval is (or which I am reporting here was) not intended to influence business decisions involving employees, recipients, and HSMP.
Signature
Pre-Approval Request Date /
Date of submission of the Form
Print Name
For our CCO (or designated person) use only Approval date and signature:
Comments (if any):

Code of Ethics
Political Contributions – Pre-Approval Form
Employee:
Name of person or entity making the Contribution (if other than employee):
Refer to our Code of Ethics for capitalized terms.
Is the Contribution to a public Official (incumbent, candidate or successful candidate for elective office) of a Government Entity?
Is it within the scope of authority of the elective office to, directly or indirectly, be responsible for, or can it influence the outcome of, the hiring or retaining of HSMP?
Is it within the scope of authority of the elective office to appoint a person who is directly or indirectly responsible for, or can influence the outcome of, the hiring or retaining of HSMP?
Are you providing or agreeing to provide, directly or indirectly, payment to any person for Soliciting government advisory business on behalf of HSMP? If so, is that person registered with the SEC and subject to pay-to-play restrictions either under the SEC Pay-to-Play Rule or the rules of a registered national securities association (e.g., FINRA)?
Are you soliciting or coordinating any person or PAC to make:
• Contributions to an Official of a Government Entity to which HSMP is providing or seeking to provide investment advisory services?
• Payments to a political party of a state or locality where HSMP is providing or seeking to provide investment advisory services to a Government Entity?
Are you attempting to do anything indirectly, which, if done directly would result in a violation of our Code of Ethics (Political Contributions)?
Name of candidate / political party / PAC – to whom the Contribution will be made (for candidates, include the title and any city / county / state / federal / or other political subdivision affiliation):
Associated Government Entity:
List the office or position for which the Recipient is running:
If the recipient currently holds a government office or position, list that office or position:
Form of Contribution (e.g., campaign contribution, gift, loan, fundraising activity, and volunteering of time):
Proposed Contribution amount (dollar value):
If previous Contributions have been made to the same candidate in the same election,    list the aggregate amount of all previous Contributions:
Are you eligible to vote for the candidate? If no, explain:
Intended date of Contribution:

Have you made any other Contributions to this candidate, or payments on behalf of this candidate’s candidacy, during the election cycle?
By signing below, I certify that all information here is accurate and the Contribution for which I seek pre-approval is not being made for the purpose of influencing the official conduct of any public Official of a Government Entity or candidate for such office.
Signature
Pre-Approval Request Date
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Form)
For our CCO (or designated person) use only Approval date and signature:
Comments (if any):

Code of Ethics
Initial / Annual Whistleblower Employee Certification
HSMP is providing this Certification to you to clarify the scope and applicability of (1) the Confidentiality Agreement or the Confidentiality and Non-Solicitation Agreement or any similar agreement that you signed when you joined HSMP, (2) our Policies & Procedures Manual, (3) our Code of Ethics, and (4) any other document that you have signed or may sign in the future in connection with your employment at HSMP (including at hiring, during employment, and at termination of employment) or the performance of your functions.
Notwithstanding anything to the contrary in any such document above, nothing in them should be read or interpreted as prohibiting or precluding you from disclosing confidential information to a governmental body or agency or to a court, if and to the extent that a restriction on such disclosure would limit you from exercising any protected right afforded to you under applicable law, including the ability to receive an award for information provided to a governmental body. You are NOT prohibited from reporting suspected violations of securities laws to applicable federal agencies, such as the Department of Justice or the Securities and Exchange Commission, or from exercising your protected whistleblower rights, or from recovering an award pursuant to an applicable whistleblower program of a government agency or entity. In exercising your protected rights, you do NOT need prior authorization from or notification to your supervisor, HSMP’s Chief Compliance Officer, HSMP’s General Counsel, HSMP’s SVP of Finance & Human Resources, HSMP’s President, or any of HSMP’s partners or members; and you can also, WITHOUT prior authorization from or notification to HSMP, recover an award pursuant to an applicable whistleblower program of a government agency or entity.
If any provision in any document listed in the first paragraph above is held to be overbroad or inconsistent, as written, with your protected whistleblower rights as applicable, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.
Signature
Date of submission of the Certification
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Certification)

Code of Ethics
Initial / Annual Compliance Questionnaire
Answer the following questions completely and accurately. Immediately notify our CCO upon any subsequent changes to your responses indicated below.
Explain any marks in shaded boxes (attached your explanations to this Questionnaire and sign each additional page). For each explanation, indicate the relevant question number.
An employee’s “immediate family” means any of the following that shares the employee’s household: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships that meet this criterion.
Refer to our Code of Ethics for capitalized terms. Any questions should be directed to our CCO.

QUESTIONS YES NO
1. Are you or any member of your immediate family employed by a financial services company other than HSMP, or provide financial services in an individual capacity (not employed by a company but acting solo)?
2. Are you or any member of your immediate family employed by a company that provides products or services to HSMP, or provide product or services to HSMP in an individual capacity (not employed by a company but acting solo)?
3. Do you or any member of your immediate family serve as a general partner or managing member for an investment-related pooled investment vehicle?
4. Do you or any member of your immediate family have some other business or personal relationship with, or substantive investment in, a financial services company or a company that provides products or services to HSMP?
5. Do you or any member of your immediate family serve as a trustee, executor, or in a similar capacity for any of HSMP’s clients?
6. Do you or any member of your immediate family have any other business or personal relationship with any of HSMP’s clients?
7. Are you or any members of your immediate family employed by any government (federal, state, municipality or other local government, or any foreign government) or an instrumentality of any government?
8. Do you or any member of your immediate family serve as officers or directors of any organizations (including private companies, public companies, and not-for profit organizations)?
9. Are you aware of any conflicts of interest involving HSMP, you or your immediate family members, and any of HSMP’s clients?
10. Have you improperly transmitted proprietary information (including client and Firm data) between HSMP and any prior employers or other individuals or entities?

QUESTIONS YES NO
EXISTING EMPLOYEES SHOULD SKIP QUESTIONS 11-13
11.Are you aware of any Material Non-Public Information (MNPI) that should be disclosed to our CCO? If yes:
(a) Did you communicate the MNPI to anyone?
(b) Did you directly or indirectly trade (for your account or on behalf of others including clients) based on the
MNPI?
(c) Indicate the capacity in which you received the MNPI but do not include the specific MNPI on this form.
12. Do you have any Outside Business Activities to report to our CCO per our Code of Ethics? If yes, please refer to our Outside Business Activities – Pre-Approval Form for information to be provided to our CCO for approval.
13.Have you made any Political Contribution within the past two year of becoming an HSMP employee? If yes, please refer to our Political Contributions – Pre-Approval Form for information to be provided to our CCO.
NEW EMPLOYEES SHOULD SKIP THE REMAINING QUESTIONS
14.During the past 12 months, have you complied with every provision relating to the Personal Securities Accounts, Holdings, and Transactions section of our Code of Ethics (e.g., reported to and/or obtained preclearance from our CCO for personal Securities accounts, and Reportable Securities holdings and transactions per our Code of Ethics)?
15.During the past 12 months, have you complied with every provision relating to the Insider Trading section of our Code of Ethics (e.g., immediately bringing to the attention of our CCO any Material Non-Public Information and refraining from communicating to others or from trading personally or on behalf of others including HSMP’s clients)?
16.During the past 12 months, have you (a) complied with every provision relating to the Confidentiality of Client Material Nonpublic Information section of our Code of Ethics (e.g., maintaining its confidentiality and disclosing it only as allowed) and (b) maintained the confidentiality of Firm and client data as required in our Policies and Procedures Manual and any confidentiality agreement(s) you have executed with HSMP or on behalf of HSMP)?
17.During the past 12 months, have you complied with every provision relating to the Outside Business Activities section of our Code of Ethics (e.g., obtaining approval from our CCO prior to accepting a position on the Board of Directors of any public company and prior to engaging in other outside business activities such as public/charitable positions or investment club memberships)?
18.During the past 12 months, have you complied with every provision relating to the Gifts (Including Charitable Contributions or Donations) and Entertainment section of our Code of Ethics (e.g., obtaining G/E pre-approval from and reporting G/E to our CCO as required, and not accepting G/E intended to influence our business decisions or in the form of cash)?
19.During the past 12 months, have you complied with every provision relating to the Political Contributions section of our Code of Ethics (e.g., obtaining pre-approval from our CCO as required and not making political Contributions to influence the decision of hiring HSMP)?

QUESTIONS YES NO
20.During the past 12 months, have you complied with every provision relating to the Violations and Sanctions section of our Code of Ethics (e.g., promptly notifying our CCO of violations of which you became aware or of which you reasonably suspected –your own violations or that of others– and fully cooperating in investigations of Code violations)?
By signing below, I certify that I responded to this Questionnaire completely and accurately.
Signature
Date of submission of the Questionnaire
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Questionnaire)
For our CCO (or designated person) use only
Review date and signature:
Comments (if any):

Code of Ethics
Initial / Annual Disciplinary Questionnaire

Employee Name: ____

You must immediately notify our CCO if any of your responses below changes after submitting this Questionnaire.

For any "yes" answer our CCO will require additional information. Questions are necessarily broad in scope, so if you have doubts regarding whether something should be included in your response err on the side of over-inclusion.

ADV Form – Part 1A—Item 11, Part 2A—Item 9, and Part 2B—Item 3

The following disciplinary information relates to our disclosures on Form ADV, which HSMP files with the SEC annually or when amendments are required. These questions should be answered in reference to the past 10 years (this 10-year period is counted from the date the corresponding final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed). However, you must also disclose disciplinary events even if more than 10 years have passed since the date of the event, or even if not listed below, when the event is so serious in nature that it is, or it remains, material to any of our clients' or prospective clients' evaluation of HSMP's advisory business or the integrity of its management (ask yourself if a reasonable client or prospect would consider it important to their decision to hire or retain HSMP). The terms in italics are defined on Form ADV (the definitions are included at the end of this section for your convenience).

A. In a criminal or civil action, have you been:
(1) convicted of or pled guilty or no contest, in a domestic, foreign, or military court, to any *felony*, or to a *misdemeanor* involving investments or an *investment-related* business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or conspiracy to commit any of these offenses? Yes ☐ No ☐
(2) *charged* with any *felony*, or with a *misdemeanor* of the types listed in this question? Yes ☐ No ☐

B. Has the SEC, the Commodity Futures Trading Commission (CFTC), any *self-regulatory organization (SRO)* or commodities exchange, or any other federal or state regulatory agency, or any *foreign financial regulatory authority*:
(1) *found* you to have made a false statement or omission, or been dishonest, unfair, or unethical? Yes ☐ No ☐
(2) *found* you to have been *involved* in a violation of SEC or CFTC regulations or statutes, or in a violation of *investment-related* regulations or statutes, or in a violation (other than a violation designated as a "*minor rule violation*" under a plan approved by the SEC) of the rules of any *SRO* or commodities exchange? Yes ☐ No ☐
(3) *found* you to have been a cause, or the cause, of an *investment-related* business having its authorization to do business denied, suspended, revoked, or restricted? Yes ☐ No ☐
(4) entered an *order* against you in connection with *investment-related* activity? Yes ☐ No ☐
(5) imposed a civil money penalty on you, or *ordered* you to cease and desist from any activity? Yes ☐ No ☐
(6) denied, barred, suspended, or revoked your registration or license, or otherwise prevented you from associating with an *investment-related* business, or restricted your *investment-related* activities? Yes ☐ No ☐
(7) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities? Yes ☐ No ☐
(8) *found* to have been *involved* in a violation of an *investment-related* statute or regulation and the subject of an *order* by the federal or state agency or the *foreign financial regulatory authority* imposing a civil money penalty of more than $2,500 on you? Yes ☐ No ☐

C. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended? Yes ☐ No ☐

D. Has any domestic, foreign or military court:
(1) *enjoined* you permanently or temporarily in connection with, or otherwise limited you from engaging in, any *investment-related* activity, or from violating any *investment-related* statute, rule, or *order*? Yes ☐ No ☐
(2) ever *found* that you were *involved* in a violation of *investment-related* statutes or regulations? Yes ☐ No ☐
(3) ever dismissed, pursuant to a settlement agreement, an *investment-related* civil action brought against you by a state or *foreign financial regulatory authority*? Yes ☐ No ☐

E. Are you now the subject of (1) any regulatory *proceeding* that could result in a "yes" answer to any part question B above; or (2) any civil *proceeding* that could result in a "yes" answer to any part of question D above? Yes ☐ No ☐

F. In a self-regulatory organization (SRO) proceeding, or in an administrative proceeding before the SEC, any other federal or state regulatory agency, or any foreign financial regulatory authority, have you been found to have:
(1) been involved in a violation of an investment-related statute or regulation and the subject of an order by the federal or state agency or the foreign financial regulatory authority imposing a civil money penalty of more than $2,500 on you?    Yes ï,£    No ï,£
(2) been involved in a violation of the SRO’s rules and fined more than $2,500?    Yes ï,£                No ï,£
G. Have you been, in any other hearing or formal adjudication in which any of your professional attainments, designations, or licenses was revoked or suspended because of a violation of rules relating to professional conduct? Did you resign (or otherwise relinquished the attainment, designation, or license) in anticipation of such a hearing or formal adjudication?    Yes ï,£                No ï,£
Glossary of Terms
• Charged: Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).
• Enjoined: Includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.
• Felony: For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least 1-year imprisonment and/or a fine of at least $1,000. The term also includes a general court martial.
• Foreign Financial Regulatory Authority: Includes (1) a foreign securities authority; (2) another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and (3) a foreign membership organization, a function of which is to regulate the participation of its members in investment-related activities.
• Found: Includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.
• Investment-Related: Activities that pertain to securities, commodities, banking, insurance, or real estate (including, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).
• Involved: Engaging in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.
• Minor Rule Violation: A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC. A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine. (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)
• Misdemeanor: For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one-year imprisonment and/or a fine of less than $1,000. The term also includes a special court martial.
• Order: A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.
• Proceeding: This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges effected in the absence of a formal criminal indictment or information (or equivalent formal charge).
• Self-Regulatory Organization or SRO: Any national securities or commodities exchange, registered securities association, or registered clearing agency. For example, the Chicago Board of Trade (“CBOT”), FINRA and New York Stock Exchange (“NYSE”) are self-regulatory organizations.
Investment Company Act of 1940 (“1940 Act”)
Pursuant to Section 9 of the 1940 Act, the following events may disqualify HSMP from serving as an investment adviser or sub-adviser of a registered investment company.
A. Have you ever, by reason of any conduct, been permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting in any capacity in any business related to the insurance business or the financial industry or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security?    Yes ï,£                No ï,£
B. In the past 10 years, have you been convicted of any felony or misdemeanor involving the purchase or sale of any security or arising out of your conduct, employment or participation of any kind in any business related to the insurance business or the financial industry?    Yes ï,£                No ï,£
C. Have you been prohibited by the SEC from serving or acting as an investment adviser of a registered investment company, or from serving or acting as an employee, officer, director or member of an advisory board of a financial institution that provides services to a registered investment company?    Yes ï,£                No ï,£

from serving or acting as an employee, officer, director or member of an advisory board of a financial institution that provides services to a registered investment company? Yes ☐ No ☐

D. Have you been subject by an SEC order declaring you ineligible under Section 9 of the Investment Company Act? Yes ☐ No ☐

Employee Retirement Income Security Act of 1974 ("ERISA")

Under ERISA's regulatory scheme, many ordinary arrangements would generally be considered prohibited transactions that could then be permitted under certain applicable exemptions. One such exemption is the QPAM Exemption (Prohibited Transaction Class Exemption 84-14), which allows participation in a wide range of party-in-interest transactions. The questions below relate to certain disqualifying acts that may hinder HSMP's use of the QPAM Exemption.

In the past 10 years, have you been either convicted (a person shall be deemed to have been "convicted" from the date of the judgment of the trial court, regardless of whether that judgment remains under appeal) or released from imprisonment, whichever is later, as a result of:

A. Any felony involving abuse or misuse of your employee benefit plan position or employment, or position or employment with a labor organization? Yes ☐ No ☐

B. Any felony arising out of the conduct of the business of a broker, dealer, investment adviser, bank, insurance company or fiduciary? Yes ☐ No ☐

C. Income tax evasion? Yes ☐ No ☐

D. Any felony involving the larceny, theft, robbery, extortion, forgery, counterfeiting, fraudulent concealment, embezzlement, fraudulent conversion, or misappropriation of funds or securities? Yes ☐ No ☐

E. Conspiracy or attempt to commit any such crimes above or a crime in which any of the foregoing crimes above is an element? Yes ☐ No ☐

F. Any other crime described in section 411 of ERISA (including conspiracy to commit any such crimes or attempt to commit any such crimes, or a crime in which any of the foregoing crimes is an element): (1) robbery; (2) bribery; (3) extortion; (4) embezzlement; (5) fraud; (6) grand larceny; (7) burglary; (8) arson; (9) a felony violation of federal or state law involving a "controlled substance;" (10) murder; (11) rape; (12) kidnapping; (13) perjury; (14) assault with intent to kill; (15) any crime described in Section 9(a)(1) of the 1940 Act (see above); (16) a violation of any provision of ERISA; (17) a violation related to financial transactions involving a labor organization or employee representative or committee or organization; (18) a violation related to mail fraud and other fraud offenses; (19) a violation related to the inducement of kickbacks from public works employees; (20) a violation related to false statements or concealment of facts regarding documents required under ERISA; (21) a violation related to influencing or injuring a court officer or juror; (22) a violation related to the obstruction of proceedings before departments, agencies, or committees; (23) a violation related to the theft or alteration of court records or process, or to false bail; (24) a violation related to the obstruction of a criminal investigation; (25) a violation related to the interference with commerce by threats or violence; (26) a violation related to the offer, acceptance, or solicitation to influence the operations of an employee benefit plan; (27) a violation of the Labor-Management Reporting and Disclosure Act of 1959; or (28) any felony involving abuse or misuse of your position or employment in a labor organization or employee benefit plan? Yes ☐ No ☐

Rule 506 of Regulation D under the Securities Act of 1933

Rule 506 of Regulation D allows issuers to privately offer their shares without registering the offering with the SEC under some conditions; one of these conditions refers to certain "bad actor" disqualification and related disclosure provisions. In connection with their reliance on the Rule 506 registration exemption, pooled investment fund issuers that are clients of HSMP may request HSMP to make contractual representations and warranties or provide compliance certifications as part of their factual inquiry into whether any bad actor disqualification exists. The questions below relate to the Rule 506 disqualifying events.

A. Within the past 10 years, have you been convicted of any felony or misdemeanor (1) in connection with the purchase or sale of

B. Within the past 5 years, have you been subject to any order, judgment or decree of any court of competent jurisdiction that restrains or enjoins you from engaging or continuing to engage in any conduct or practice listed in 1-3 right above? Yes ï,£ No ï,£
C. Have you been subject to a final order of a state securities regulators; insurance, banking, savings associations, or credit unions regulators; federal banking agencies; the CFTC or the National Credit Union Administration that either (1) bars you from (i) association with an entity regulated by such a commission, agency, etc.; (ii) engaging in the securities, insurance or banking business; or (iii) engaging in savings association or credit union activities; or (2) constitutes a final order (entered within the past 10 years ) based on a violation of any law or regulation prohibiting fraudulent, manipulative, or deceptive conduct? A final order is a written directive or declaratory statement issued by a federal or state agency under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency.    Yes ï,£                No ï,£
D. Have you been subject to an SEC order that (1) suspends or revokes you from registration as a broker, dealer, municipal securities dealer or investment adviser; (2) places limitations on your activities, functions or operations; (3) bars you from being associated with any entity or from participating in the offering of any penny stock?    Yes ï,£                No ï,£
E. Within the past 5 years, have you been subject to any SEC order that orders you to cease and desist from committing or causing a violation or future violation of (1) any scienter-based anti-fraud provision of the federal securities laws, or (2) 1933 Act prohibitions dealing with selling unregistered securities in interstate commerce without an exemption?    Yes ï,£                No ï,£
F. Have you been suspended or expelled from membership in, or barred from association with, a member of a registered national securities exchange (e.g., NYSE) or an affiliated securities association (e.g., FINRA) for acts or omissions found to be inconsistent with the just and equitable principles of trade?    Yes ï,£                No ï,£
G. Within the past 5 y ears, have you filed as a registrant or issuer, or acted or were named as an underwriter for an SEC registration statement or Regulation A offering that was the subject of an SEC refusal order, stop order, or order suspending the Regulation A exemption? Are you currently the subject of an investigation or proceeding to determine if any such order should be issued? Yes ï,£                No ï,£
H. Within the past 5 years, have you been subject to a USPS false representation order, or are you subject to a temporary restraining order or preliminary injunction regarding conduct alleged by the USPS to constitute a scheme/device to obtain money or property through the mail by means of false representations?    Yes ï,£                No ï,£
By signing below, I certify that I responded to this Questionnaire completely and accurately.
Signature
Date of submission of the Questionnaire
Print Name
Date of becoming an HSMP employee
(only in the case of Initial Questionnaire)
For our CCO (or designated person) use only Review date and signature:
Comments (if any):